Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Aykut Ferah, Chief Executive officer and Chief Financial Officer of TurkPower  Corporation., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the annual report on Form 10-K of TurkPower Corporation for the period ended May 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TurkPower Corporation.

Dated: September 13, 2010

/s/ Aykut Ferah
Name: Aykut Ferah
Title: Chief Executive Officer and Chief Financial Officer
(principal executive and accounting officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to TurkPower Corporation and will be retained by TurkPower Corporation and furnished to the Securities and Exchange Commission or its staff upon request.